For the fiscal period ended 12/31/03
The Prudential VCA 10
File No. 811-03421

Exhibit 77C


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 1
                                PRUDENTIAL
              THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT - 10
                            November 6, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

    1. To elect as Directors the following 10 nominees:

                                David E. A. Carson

    Affirmative          14,375,928.166          35.623%           92.516%
    Withhold              1,162,922.798           2.882%            7.484%

    TOTAL                15,538,850.964          38.505%          100.000%

                                Robert E. LaBlanc

    Affirmative          14,357,281.636          35.577%           92.396%
    Withhold              1,181,569.328           2.928%            7.604%

    TOTAL                15,538,850.964          38.505%          100.000%

                                Douglas H. McCorkindale

    Affirmative          14,354,639.248          35.571%           92.379%
    Withhold              1,184,211.716           2.934%            7.621%

    TOTAL                15,538,850.964          38.505%          100.000%

                                Stephen P. Munn

    Affirmative          14,381,237.596          35.636%           92.550%
    Withhold              1,157,613.368           2.869%            7.450%

    TOTAL                15,538,850.964          38.505%          100.000%

                                Richard A. Redeker

    Affirmative          14,381,847.331          35.638%           92.554%
    Withhold              1,157,003.633           2.867%            7.446%

    TOTAL                15,538,850.964          38.505%          100.000%

                                Robin B. Smith

    Affirmative          14,353,758.434          35.568%           92.373%
    Withhold              1,185,092.530           2.937%            7.627%

    TOTAL                15,538,850.964          38.505%          100.000%

                                Stephen Stoneburn

    Affirmative          14,381,509.678          35.637%           92.552%
    Withhold              1,157,341.286           2.868%            7.448%

    TOTAL                15,538,850.964          38.505%          100.000%



                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 2
                                PRUDENTIAL
              THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT - 10
                            November 6, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

                                Clay T. Whitehead

    Affirmative          14,359,647.345          35.583%           92.411%
    Withhold              1,179,203.619           2.922%            7.589%

    TOTAL                15,538,850.964          38.505%          100.000%

                                Judy A. Rice

    Affirmative          14,377,453.276          35.627%           92.526%
    Withhold              1,161,397.688           2.878%            7.474%

    TOTAL                15,538,850.964          38.505%          100.000%

                                Robert F. Gunia

    Affirmative          14,379,920.296          35.633%           92.542%
    Withhold              1,158,930.668           2.872%            7.458%

    TOTAL                15,538,850.964          38.505%          100.000%

    2. To Approve Changes to Fundamental Investment Restrictions, relating to :

            a. diversification;

    Affirmative          13,832,378.649          34.276%           89.018%
    Against                 744,002.981           1.844%            4.788%
    Abstain                 962,469.334           2.385%            6.194%

    TOTAL                15,538,850.964          38.505%          100.000%

            b. borrowing money, issuing senior securities or pledging
               assets;

    Affirmative          13,537,722.725          33.546%           87.122%
    Against                 944,730.996           2.341%            6.080%
    Abstain               1,056,397.243           2.618%            6.798%

    TOTAL                15,538,850.964          38.505%          100.000%

            c. buying and selling real estate;

    Affirmative          13,613,552.852          33.734%           87.610%
    Against                 864,635.214           2.143%            5.564%
    Abstain               1,060,662.898           2.628%            6.826%

    TOTAL                15,538,850.964          38.505%          100.000%



                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 3
                                PRUDENTIAL
              THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT - 10
                            November 6, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

            d. buying and selling commodities or commodity
               contracts;

    Affirmative          13,308,761.341          32.979%           85.648%
    Against               1,148,741.334           2.846%            7.393%
    Abstain               1,081,348.289           2.680%            6.959%

    TOTAL                15,538,850.964          38.505%          100.000%

            e. industry concentration;

    Affirmative          13,526,282.464          33.518%           87.048%
    Against                 942,656.554           2.336%            6.067%
    Abstain               1,069,911.946           2.651%            6.885%

    TOTAL                15,538,850.964          38.505%          100.000%

            f. acting as underwriter;

    Affirmative          13,500,134.783          33.453%           86.880%
    Against                 890,261.303           2.206%            5.729%
    Abstain               1,148,454.878           2.846%            7.391%

    TOTAL                15,538,850.964          38.505%          100.000%

            g. making loans;

    Affirmative          13,329,513.134          33.030%           85.782%
    Against               1,137,514.686           2.819%            7.320%
    Abstain               1,071,823.144           2.656%            6.898%

    TOTAL                15,538,850.964          38.505%          100.000%

            h. investing to excercise control.

    Affirmative          13,464,663.703          33.365%           86.652%
    Against                 873,399.389           2.164%            5.620%
    Abstain               1,200,787.872           2.976%            7.728%

    TOTAL                15,538,850.964          38.505%          100.000%



                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 4
                                PRUDENTIAL
              THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT - 10
                            November 6, 2003

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------


    ** FUND TOTALS:             SHARES

    RECORD TOTAL        40,355,416.861

    VOTED SHARES        15,538,850.964

    PERCENT VOTED               38.505%
                                                            C64